                                                                      EXHIBIT 21

                              Company Subsidiaries

                                              Jurisdiction of                           Year
         Name                                   Organization                        Incorporated
--------------------------                    ---------------                       ------------
IRT Management Company                            Georgia                               1990
VW Mall, Inc.                                     Georgia                               1994
IRT Capital Corporation                           Georgia                               1996
IRT Alabama, Inc.                                 Alabama                               1997
IRT Partners L.P.                                 Georgia                               1998
IRT Capital Corporation II                        Georgia                               1999

         All are wholly-owned subsidiaries of the Company except IRT Capital Corporation ("IRTCC"), IRT Partners L.P. and IRT Capital Corporation II ("IRTCCII"). The Company owns 96% of the non-voting common stock and 1% of the voting stock of IRTCC and IRTCCII. The Company and IRT Management Company, collectively, own 93.0% of IRT Partners, L.P.